Exhibit 4.7

TRINSEO MATERIALS OPERATING S.C.A. and

TRINSEO MATERIALS FINANCE, INC.

$1,325,000,000 8.750% SENIOR SECURED NOTES DUE 2019

JOINDER TO PURCHASE AGREEMENT

WHEREAS, Trinseo Materials Operating S.C.A., a société en commandite par actions (“partnership limited by shares”) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach and registered in the Luxembourg Trade and Companies Register under number B153586 and Trinseo Materials Finance, Inc., a Delaware corporation, (each a “Company” and together, the “Companies”), the Initial Purchasers named in the Purchase Agreement referenced below (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated January 24, 2013 (the “Purchase Agreement”), providing for the issuance and sale of the Notes (as defined therein); and

WHEREAS, in connection therewith, each Guarantor (as defined in the Purchase Agreement, and further including Styron Holdings Asia Pte. Ltd. and Styron Singapore Pte. Ltd.) that was originally not a party thereto have agreed to join in the Purchase Agreement pursuant to this agreement (this “Joinder Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, the undersigned Guarantors hereby agree for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement.

2. Representations, Warranties and Agreements of the Company. The Companies hereby make as of the date hereof, with respect to the Companies and the Guarantors, jointly and severally with the Guarantors, each representation and warranty in the Purchase Agreement relative to the Companies and the Guarantors, with each reference therein to (a) the Companies constituting for this purpose a reference to the Companies and (a) the Guarantors constituting for this purpose a reference to the Guarantors.

3. This Joinder Agreement has been duly and validly authorized, executed and delivered by each of the Post-Closing Guarantors (as defined in the Purchase Agreement, and further including Styron Holdings Asia Pte. Ltd. and Styron Singapore Pte. Ltd.) party hereto.

4. Specific Limitation for English Guarantors. Notwithstanding anything to the contrary in the Purchase Agreement or in any other Note Document, the obligations and liabilities of any

Guarantor incorporated in England and Wales under the Guarantees shall not apply to the extent that it would result in any such obligations or liabilities constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

5. Specific Limitation for Swedish Guarantors. The obligations of any Guarantor incorporated in Sweden in its capacity as a Guarantor (each a “Swedish Guarantor”) shall be limited if (and only if) and to the extent required by an application of the provision of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) (or its equivalent from time to time) regulating distribution of assets (including profits and dividends and any other form of transfer or value) (Chapter 17, Section 1-3 (or its equivalent from time to time)) and it is understood that the liability of each Swedish Guarantor under the Indenture only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act, provided that all steps available to the Swedish Guarantors and their respective shareholder to authorize their obligations under the Indenture have been taken.

6. Specific Limitation for Irish Guarantors. The guarantees and indemnities specified in the Purchase Agreement do not apply to any liability to the extent that it would result in such guarantees and indemnities constituting unlawful financial assistance within the meaning of, in respect of a Guarantor incorporated under the laws of Ireland, section 60 of the Companies Act 1963 of Ireland.

7. Specific Limitation for Italian Guarantors. The obligations of any Guarantor which is incorporated under the laws of the Republic of Italy (each an “Italian Guarantor”) under the Joinder Agreement and any indemnity, including accessories damages and indemnities (including without limitation, claims for breach of representations and undertakings, tax gross up and indemnities and any other claim) (the “Guaranty”) shall be limited at all times, also for the purpose of section 1938 of the Italian Civil Code, to an amount not exceeding the greater of: (a) 120% of the sum of all amounts which, have been and will be on-lent (directly or indirectly) by the Issuers or any of their subsidiaries to such Italian Guarantor or any of its subsidiaries pursuant to section 2359 of the Italian Civil Code (each an “Italian Guarantor Subsidiary”) and that as of today amounts to EUR 12.887.000,00, provided that the repayment, in whole or in part, of any such amounts by the Italian Guarantor or any Italian Guarantor Subsidiary shall not have the effect of reducing the amount under this paragraph (a); and (b) an amount equal to the corporate capital plus reserve of the Italian Guarantor as of the date of execution of the relevant Guaranty, if higher, to 90% of the net worth (“Patrimonio Netto” as defined in section 2424 of the Italian Civil Code) of the Italian Guarantor resulting from time to time from its latest annual financial statements duly approved by its shareholders’ meeting resolution; in each case under (a) and (b) above, net of any amounts paid by such Italian Guarantor pursuant to an enforcement of the guarantee given by it under Section 11 of the Credit Agreement and/or any indemnity of the relevant Italian Guarantor under such Credit Agreement, but without prejudice to the provisions of the Notes Documents as to the sharing of collateral. Any Italian Guarantor shall only guarantee and indemnify the borrowings obligations of the Issuers under the Notes, it being understood that, in any event, the relevant Guaranty shall not be construed or interpreted in such a way that it shall be deemed to be void, unenforceable or ultra vires or cause the directors of the Italian Guarantor to be held in breach of applicable law and/or organisational documents. Any liability of an Italian Guarantor under the Guaranty and any indemnity shall not include and shall not extend, directly or indirectly, to any indebtedness incurred by any of the Issuers or their subsidiaries or affiliates in relation to the acquisition of the corporate capital of such Italian Guarantor and/or of any direct or indirect controlling entity of such Italian Guarantor and/or to purchase or subscribe other instruments giving the right to purchase shares or quotas in the corporate capital of such Italian Guarantor and/or of any direct or indirect controlling entity of such Italian Guarantor.

8. Specific Limitation for Swiss Guarantors. The aggregate liability of any Guarantor organized under the laws of Switzerland under or in connection with the Purchase Agreement, particularly, without limitation, its section 9 (Indemnification and Contribution), shall be limited as set forth in, and in accordance with, section 2.3 of the supplemental indenture, dated as of, or around, the date hereof and entered into, amongst others, by the undersigned Post-Closing Guarantors and the Companies.

9. Specific Limitation for Belgian Guarantors.

(a) The liability of any Guarantor with its main establishment (“voornaamste vestiging/établissement principal”) in Belgium (a “Belgian Guarantor”) in connection with the Purchase Agreement shall be limited to the extent that such liability would constitute unlawful financial assistance within the meaning of the Belgian Company Code.

(b) Further, the obligations of any Belgian Guarantor under in connection with the Purchase Agreement shall in all events be limited to a maximum aggregate amount equal to the greater of:

(1)	an amount equal to 95 % of the greater of:

(A) the Net Assets (as defined below) of the Belgian Guarantor calculated on the basis of the last financial statements available on the date hereof;

(B) the Net Assets (as defined below) of the Belgian Guarantor calculated on the basis of the last audited financial statements or audited interim financial statements available on the date of the demand for payment by the Belgian Guarantor under the Purchase Agreement; and

(C) the arithmetic mean of the Net Assets (as defined below) of such Belgian Guarantor on the basis of the last five audited financial statements of such Belgian Guarantor at the date a demand for payment is made under the Purchase Agreement.

minus the amount paid or payable by such Belgian Guarantor pursuant to its guarantee obligations under the Credit Agreement.

For the purpose of this Section 9, “Net Assets” means the aggregate amount of the assets of the Belgian Guarantor as shown in the audited financial statements referred to above:

(i) less the aggregate amount of all financial indebtedness (schulden/dettes) referred to in Article 320 or 617 of the Belgian Company Code, owed by the Belgian Guarantor;

(ii) less the aggregate amount of the provisions (voorzieningen/provisions) referred to in Article 320 or 617 of the Belgian Company Code;

(iii) plus the aggregate amount of all financial indebtedness (schulden/dettes) referred to in Article 320 or 617 of the Belgian Company Code that are owed by the Belgian Guarantor to another member of the Group as a result of any on-lending by that member to the Belgian Guarantor of proceeds received from the issuance of the Notes,

and

(2)	an amount equal to 95% of the greater of:

(A) the amounts received by the Belgian Guarantor and by any Subsidiary of the Belgian Guarantor pursuant to the Notes, outstanding at any given time until the demand for payment by the Belgian Guarantor under the Purchase Agreement; and

(B) any intra-group loans or facilities made available to the Belgian Guarantor and to any Subsidiary of the Belgian Guarantor by any other member of the Group using directly or indirectly all or part of the proceeds made available pursuant to the Notes.

10. Counterparts. This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

11. Amendments. No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

12. Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

13. CONSTRUCTION. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW. THE PROVISIONS OF SECTION 19 (CONSENT TO JURISDICTION) OF THE PURCHASE AGREEMENT APPLY TO THIS JOINDER AGREEMENT.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this agreement this 10th day of May, 2013.

COMPANIES:	TRINSEO MATERIALS OPERATING S.C.A.
Acting through its general partner Trinseo Materials S.à.r.l.

By:
		Name:	John A. Feenan
		Title:	Authorised Signatory

TRINSEO MATERIALS FINANCE, INC.

By:
		Name:	John A. Feenan
		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement Joinder]

GUARANTORS:	STYRON HOLDINGS B.V.

By:
		Name:	F.J.C.M. Kempenaars
		Title:	Director	F.J.C.M. Kempenaars
Director
Styron Holdings B.V.

[Signature Page to Purchase Agreement Joinder]

STYRON NETHERLANDS B.V.

By:
	Name:		F.J.C.M. Kempenaars
	Title:	Director	Director
Styron Netherlands B.V.

By:
Name:
	Title:	Director

R.T.C. van Beelen
Director
Styron Netherlands B.V.

[Signature Page to Purchase Agreement Joinder]

Styron Deutschland GmbH

By:
	Name:	Ralf Irmert
	Title:	Managing Director

Styron Deutschland Anlagengesellshaft mbH

By:
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Purchase Agreement Joinder]

Styron Deutschland GmbH

By:
	Name:	Ralf Irmert
	Title:	Managing Director

Styron Deutschland Anlagengesellshaft mbH

By:
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Purchase Agreement Joinder]

STYRON FINANCE LUXEMBOURG S.À.R.L. Société à responsabilité limitée 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 151.012 Share Capital: USD 25,001.- as a Guarantor

By:
	Name:	Ailbhe Jennings Manager
	Title:	Authorized Signatory

[Signature Page to Purchase Agreement Joinder]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Joinder Agreement to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED
SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED
and SIGNED by	Lee Chung Lok

[Signature of Director]
Director in the presence of:

[Signature of Witness]

Name of Witness:	Law Chi Man
Address of Witness:	40-50 Tsing Yi Road, Tsing Yi, Hong Kong
Occupation of Witness:	Secretary

[Signature Page to Purchase Agreement Joinder]

STYRON BELGIUM BVBA

By:
Name:
	Title:	Director	F.J.C.M. Kempenaars
Directors
Styron Belgium B.V.B.A.

[Signature Page to Purchase Agreement Joinder]

Given the common seal of
STYRON INVESTMENT HOLDINGS IRELAND

Director

Director/~~Secretary~~

[Signature Page to Purchase Agreement Joinder]

Given the common seal of
STYRON MATERIALS IRELAND

Director

Director/~~Secretary~~

[Signature Page to Purchase Agreement Joinder]

STYRON UK LIMITED

By:
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Purchase Agreement Joinder]

STYRON ITALIA S.R.L.

By:
Name:
Title:

[Signature Page to Purchase Agreement Joinder]

Signed, sealed and delivered for and on behalf of Styron Australia Pty Ltd by its attorney under a power of attorney dated 4 April 2013 in the presence of:

Signature of witness	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

MARION MEEHAN	MARK STEWART TUCKER
Full name of witness	Full name of attorney

[Signature Page to Purchase Agreement Joinder]

STYRON CANADA ULC

Per:
	Name:	Ralph A. Than
	Title:	President

[Signature Page to Purchase Agreement Joinder]

The COMMON SEAL of	)
STYRON HOLDINGS ASIA PTE. LTD.	)
was hereunto affixed in accordance with its Articles of Association:	) )

Director JESSIE HENG HWEE KOON

Director/~~Secretary~~ DONGYU CAI

[Signature Page to Purchase Agreement Joinder]

The COMMON SEAL of	)
STYRON SINGAPORE PTE. LTD.	)
was hereunto affixed in accordance with its Articles of Association:	) )

Director JESSIE HENG HWEE KOON

Director/~~Secretary~~ DONGYU CAI

[Signature Page to Purchase Agreement Joinder]

STYRON EUROPE GMBH

By:
	Name:	Marco Levi
	Title:	Director

[Signature Page to Purchase Agreement Joinder]

STYRON SVERIGE AB,
as a Guarantor

By:
	Name:	Erkki Kesti,
	Title:	Authorised Signatory

[Signature Page to Purchase Agreement Joinder]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and as Authorized Representative of the Initial Purchasers

By:
	Name:	Jackson Merchant
	Title:	Director

By:
	Name:	Chris Young
	Title:	Director

[Signature Page to Purchase Agreement Joinder]